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                                                                   EXHIBIT 10.01

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 19th day of May, 1998 (the "Closing Date"), by and among IXC Internet Services, Inc., a Delaware corporation ("IXC"), Grumman Hill Investments III, L.P., a Delaware limited partnership ("Grumman Hill", and, together with IXC, the "Purchasers"), AppliedTheory Communications, Inc., a
New York corporation (the "Company"), NYSERNet.net, Inc. ("NYSERNet") and Richard Mandelbaum, David Buckel, James Luckett, Denis Martin and Mark Oros (the "Management Stockholders").

                                   WITNESSETH

         WHEREAS, Purchasers desire to purchase, and the Company and NYSERNet desire to sell, for the purchase price and upon the terms and subject to the conditions of this Agreement, certain shares of common stock of the Company from the persons named and in the amounts set forth on Exhibit A hereto (the "Initial Shares"); and

         WHEREAS, the parties desire to enter into certain other agreements regarding future purchases by Purchasers and sales of shares of common stock of the Company by the Management Stockholders and other stockholders of the Company (the "Option Shares") in the amounts set forth on Exhibit A attached hereto;
and to enter into other agreements referred to herein (the "Ancillary Agreements") in connection with such purchases and sales.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and the respective representations, warranties, covenants, agreements and conditions contained herein, the sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                   AGREEMENTS

         1.1. Purchase and Sale of Stock. On the Closing Date, upon the terms and subject to the conditions of this Agreement, the Company shall issue, sell, assign, transfer and deliver, as applicable, and NYSERNet shall sell, assign, transfer and deliver, the Initial Shares to Purchasers (two-thirds to IXC and one-third to Grumman Hill) and Purchasers shall purchase and acquire the Initial Shares from the Company and NYSERNet.

         1.2. Purchase Price. The purchase price for the sale, assignment, transfer and delivery of the 880,000 Initial Shares to Purchasers (the "Purchase Price") is $22.0290 per share for an aggregate purchase price for all the Initial Shares of $19,385,520. The Purchase Price shall be payable by Purchasers (two-thirds by IXC and

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one-third by Grumman Hill) to the Company and NYSERNet in cash by wire transfer to each of their respective accounts, in the amounts set forth opposite each of their respective names on Exhibit A hereto, which amounts, in the aggregate, shall be equal to the aggregate Purchase Price.

         1.3. Amendment to By-laws. On the Closing Date, the Company shall adopt By-laws in the form attached hereto as Exhibit B.

         1.4. Joint Marketing Agreement. IXC and the Company agree to work together in good faith to negotiate, on mutually acceptable terms, an agreement (the "Joint Marketing Agreement") to cover the resale by each company of the others' products and services.

         1.5. Option Agreements. On the Closing Date, the Purchasers and certain stockholders of the Company as set forth on Exhibit A hereto shall enter into and deliver an Option Agreement substantially in the form of Exhibit C hereto with respect to the Option Shares. Within ten (10) business days after the Closing Date, the Purchasers shall offer all other stockholders of the Company the right to sell up to an aggregate of 20,000 of their shares to the Purchasers by executing an Option Agreement with the Purchasers.

         1.6. Other Agreements. On the Closing Date, the Purchasers, the Company, NYSERNet and the Stockholders shall enter into and deliver (i) that certain Stockholders Agreement substantially in the form of Exhibit D hereto and
(ii) that certain Registration Rights Agreement substantially in the form of Exhibit E hereto.

                                    ARTICLE 2
                      REPRESENTATIONS AND WARRANTIES OF THE
                        COMPANY, MANAGEMENT AND NYSERNET

         The Company and the Management Stockholders hereby represent and warrant to Purchasers as follows:

         2.1. Company's Organization, Good Standing, Capitalization. The
Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of New York. The Company has all requisite power and authority to carry on its business as it is now being conducted, and is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary under applicable law with respect to the business presently conducted by the Company (the "business"), except where the failure to be so qualified would not have a material adverse effect on the business, financial condition, results of operations or prospects of the Company taken as a whole (a "Material Adverse Effect"). True, complete and current copies of the Certificate of Incorporation, Bylaws and stock ledger of the Company as of the date of this Agreement have been delivered to Purchasers and no amendment or modification has been made thereto.

         As of the date hereof, the authorized capital stock of the Company consists of (i) 75,000 shares of the Company's preferred stock, $.01 par value per share (the


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"Preferred Stock"), of which 15,000 shares are issued and outstanding and (ii)
2,500,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), of which 1,439,475 shares are issued and outstanding. The number of outstanding shares of Preferred Stock and Common Stock are hereinafter referred to as the "Outstanding Shares." All of the Outstanding Shares have been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive rights with respect thereto and were issued in compliance with all applicable securities laws. There are no voting trusts or other agreements, arrangements or understandings with respect to the voting of the Common Stock to which the Company, any Stockholder or any other person is a party. Except as set forth in Schedule 2.1 hereto, there are no preemptive rights, registration rights, subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to issued or unissued shares of Common Stock or other securities of the Company and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire or sell, issue or otherwise transfer any outstanding securities thereof.

         Schedule 2.1 hereto sets forth the record ownership of all the outstanding shares and options.

         2.2. Authority; Execution; Delivery. The Company has full power and authority to enter into and perform its obligations under this Agreement and each of the Ancillary Agreements to be executed or delivered by it, and to sell the shares to be sold by the Company pursuant to this Agreement (the "Shares") in accordance with the terms hereof so as to vest in Purchasers on the Closing Date good and marketable title to the Shares, free and clear of any claim, lien, pledge, option, charge, security interest or encumbrance of any nature whatsoever (collectively, "liens"). The execution, delivery and performance of this Agreement by the Company has been duly and effectively authorized by all necessary corporate or other organizational action. Except as set forth on
Schedule 2.2 hereof, no other corporate or other organizational proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors rights in general, moratorium laws or by general principles of equity.

         2.3. Consents; No Violation, Etc. (a) Except as reflected in Schedule 2.3(a), no authorization, consent, approval, license, exemption by filing or registration with any court, arbitrator or governmental, administrative or self-regulatory authority, is or will be necessary in connection with the entry into, execution, delivery and performance of this Agreement or any of the documents relating to the transactions contemplated hereunder by the Company, or for the consummation of the transactions contemplated hereby and thereby.

         (b) Except as set forth on Schedule 2.3(b), neither the execution and delivery of this Agreement, the other agreements contemplated hereby, the


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consummation of the transactions contemplated herein or therein, nor compliance by the Company with any of the provisions hereof or thereof will (with or without the giving of notice or the passage of time) (i) violate, conflict with, result in a breach of, constitute a default under, or result in the creation of any lien upon the assets, under any of the terms, conditions or provisions of
(A) the certificate of incorporation of the Company, (B) any note, bond, mortgage, indenture, deed of trust, or any license, agreement, or any other instrument or obligation to which the Company is a party, or by which the Company or any of the Company's assets or properties may be bound or affected, or (ii) violate any judgment, order, writ, injunction, decree, statute, law, rule or regulation applicable to the Company or any of the Company's assets or properties.

         2.4. Financial Statements. Attached hereto as Schedule 2.4 are the financial statements of the Company at and for the fiscal year ended December 31, 1997 (the "Financial Statements"). Except as disclosed on Schedule 2.4, such Financial Statements: (a) have been prepared in accordance with the books and records of the Company; (b) have been prepared in accordance with GAAP consistently applied throughout the period covered thereby; (c) fairly present the financial condition and results of operations of the Company's business as of the date thereof and for the period covered therein; and (d) contain and reflect all necessary adjustments and accruals, subject to normal year-end adjustments, for a fair presentation of the financial condition and the results of operations of the business as of the date thereof and for the period covered by such Financial Statements.

         2.5. Absence of Undisclosed Liabilities and Obligations. Except as set forth on Schedule 2.5, to the best of the Company's knowledge, the Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) other than (a) liabilities reflected or reserved against in the Financial Statements or incurred in the ordinary course of business since the date of the Financial Statements and (b) liabilities and obligations specifically disclosed on a Schedule hereto.

         2.6. Absence of Certain Changes or Events. Except as disclosed on
Schedule 2.6, since the date of the Financial Statements, there has not been any:

         (a) change in the business which has or is reasonably likely to result in a Material Adverse Effect;

         (b) change in the shares of outstanding capital stock, issuance of any security convertible into capital stock or any declaration, setting aside, or payment of any dividend or other distribution (whether in cash, securities, property or otherwise) in respect of the Company's capital stock;

         (c) increase in the compensation payable or to become payable by the Company in connection with the business to any of its current or former officers, directors, employees, consultants or agents (collectively, the "Personnel") or any increase of general applicability in the compensation payable to Personnel (other than pursuant to existing corporate policies, practices and procedures) or any amendment to any Employee Plan or the adoption of any new Employee Plan, as defined in Section 2.13, that would increase the benefits or rights of Personnel


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    participating under such Plans;

         (d) significant labor trouble or any material controversy or unsettled grievance pending or, to the best of the Company's knowledge, threatened between the Company and any Personnel or a collective bargaining organization representing or seeking to represent Personnel;

         (e) sale, assignment or transfer of any material asset or any conducting of business other than in the ordinary course;

         (f) waiver of any material rights of the Company with respect to the Company's business whether or not in the ordinary course of business;

         (g) material liability or loss incurred with respect to any of the Company's assets or the operation of the business, except liabilities incurred in the ordinary course of business consistent with past practice and operating losses consistent with the Company's business plan;

         (h) any capital expenditure or execution of any lease with respect to any of the assets or any aspect of the business, or any incurring of liability therefor, requiring any payment or payments in excess of $10,000 individually or $250,000 in the aggregate;

         (i) borrowing or lending of money by or pledging the credit of the business or guaranteeing of any indebtedness of others by the Company or default with respect to, or failure to pay, any material obligation of the Company;

         (j) failure to operate the business in the ordinary course so as to preserve the business intact and to preserve the goodwill of the business' suppliers, customers and others having business relations with it;

         (k) loss of service of any Personnel that is or are material, individually or in the aggregate, to the conduct of the business;

         (l) material change in accounting practice of the Company with respect to the business, except as required by GAAP;

         (m) material cancellations by any supplier, customer or contractor with respect to the business;

         (n) any agreement, arrangement or understanding by the Company to do any of the foregoing.

         2.7. Taxes. (a) For purposes of this Agreement, the term "Tax" means any net or gross income, gross receipts, sales, use, rental, value added, ad valorem, transfer, turnover, franchise, profits, license, withholding, payroll, employment, excise, capital, severance, stamp, occupation, premium, property or windfall profits tax, alternative or add-on minimum tax, customs, duty or other tax, fee, assessment or charge


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of any kind whatsoever, together with any interest and any penalty, fine, addition to tax or additional amount imposed by any governmental department, court or other authority, whether domestic or foreign.

         (b) For purposes of this Agreement, the term "Tax Return" means any report, return, declaration, statement, form, extension or other document filed or required to be filed with any federal, state, local or other governmental department, court or other authority in respect of Taxes.

         (c) Except as set forth on Schedule 2.7(c), all Tax Returns required to be filed on or before the Closing Date by or on behalf of the Company have been or will be timely filed on or before the Closing Date. All such Tax Returns were (or to the extent not yet filed will be) true, complete and correct in all material respects and filed on a timely basis.

         (d) The Company has complied (and until the Closing Date will comply) in all material respects with the provisions of the Code relating to the payment and withholding of Taxes, including without limitation, the withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, and 6041 and 6049 of the Code, as well as similar provisions under any other laws, and has, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so paid.

         (e) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency and there are no outstanding deficiencies, assessments, or written proposals for the assessment of any amount of Taxes proposed, asserted or assessed against the Company.

         (f) The Company has established on its books and records reserves adequate to pay all Taxes attributable to periods prior to the Closing Date and not yet due and payable in accordance with GAAP.

         (g) There are no liens for Taxes (other than for current Taxes not yet due and payable) on the Company's assets.

         2.8. Accounts Receivable. Except as set forth on Schedule 2.8, the Company's accounts receivable arose out of the sale of services in the ordinary course of the business, have been billed or invoiced in the ordinary course of the business in accordance with all applicable laws, regulations and administrative rulings and procedures, represent bona fide indebtedness of the applicable account debtor not subject to defense, set-off or counterclaim and are collectible in full, net of the reserves set forth in the books of the Company.

         2.9. Properties. The structures and equipment owned, operated or leased by the Company are in good operating condition and repair (ordinary wear and tear, excepted), and are in conformity in all material respects with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning,


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environmental, occupational safety and health laws and regulations) presently in effect or, to the Company's knowledge, presently scheduled to take effect.

         2. 10. Intellectual Property. (a) All domestic and foreign patents, patent applications, trademarks, trademark registrations, servicemarks, trade names, registered copyrights and licenses with respect to the foregoing ("Intellectual Property"), owned in whole or in part, related to or used by the Company and that relate to and are used by the business are set forth on
Schedule 2.10(a).

         (b) All registration and maintenance fees that have become due and payable in respect of any grant or registration of any Intellectual Property have been paid and no act has been done or omitted to be done by the Company, or any licensee thereof or any holder of any rights with respect thereto, to impair or dedicate to the public or entitle any U.S. or foreign governmental authority or any other person to cancel, forfeit, modify or consider abandoned any Intellectual Property, or to give any person any rights with respect thereto, and all of the Company's rights in the Intellectual Property are valid, enforceable and free of defects. The Company has no knowledge of any facts or claims which cause or might cause any patent to be invalid or unenforceable, and the Company has not received any notice of an intention on the part of any person to assert such a claim. Except as set forth on Schedule 2.10(b), the Company is the sole and exclusive owner of the Intellectual Property. Except as set forth on Schedule 2.10(b), the Company owns or otherwise has the right to use any and all Intellectual Property that is used in or is necessary for the conduct of its business free and clear of any lien, royalty or other payment obligations.

         (c) The Company has not received any notice of any conflict with or violation or infringement of, nor are proceedings or claims pending, nor have any such proceedings or claims been instituted or asserted in writing against the Company, nor are any proceedings threatened, alleging any violation, nor is there any valid basis known to the Company for any such proceeding or claim, of any rights or asserted rights of any other person with respect to any Intellectual Property of such other person.

         (d) The Company has taken all actions consistent with standard practice in its industry to preserve and maintain its Intellectual Property relating to the business.

         2.11. Insurance. The Company maintains policies of insurance against such losses and risks as are adequate in accordance with customary industry practice to protect the Company's business, subject to the Company's self-insurance retention levels. The Company has not received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance and, so far as known to the Company, no such improvements or expenditures are required.

         2.12. Employment Matters. Except as set forth on Schedule 2.12, with respect to the Personnel, (i) there are no pending claims by any current or former Personnel against the Company other than for compensation and benefits due in the ordinary course of employment; (ii) there are no pending claims against the Company


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arising out of any statute, ordinance or regulation relating to employment practices or occupational or safety and health standards; (iii) there are no pending or, to the best knowledge of the Company, threatened labor disputes, strikes or work stoppages against the Company; and (iv) to the best knowledge of the Company, there are no union organizing activities in process or contemplated with respect to the business.

         2.13. Employee Benefit Plans. (a) A list of all employee profit-sharing, incentive, deferred compensation, welfare, pension, retirement, group insurance, bonus, severance and other employee benefit plans, arrangements or agreements (oral or written), regardless of whether any such plan, arrangement or agreement is an "employee benefit plan" within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or previously maintained or contributed to or previously contributed to by the Company for the benefit of current or former Personnel ("Employee Plans") is set forth on Schedule 2.13(a).

         (b) The Employee Plans by their terms and operation are in material compliance with all applicable laws (including, but not limited to, ERISA and the Code). There are no actions, suits or claims pending or threatened (other than routine noncontested claims for benefits) or, to the Company's knowledge, no set of circumstances exist which may reasonably give rise to such a claim against any Employee Plan or administrator or fiduciary of any such Employee Plan.

         2.14. Litigation. There is neither (a) any litigation, proceeding, arbitral action or government investigation pending or, so far as known to the Company, threatened against, relating to or affecting (i) the business, (ii) any Employee Plan or any fiduciary or administrator thereof or (iii) the transactions contemplated by this Agreement, nor (b) any valid basis known to the Company for any such litigation, proceeding or investigation which if adversely determined could, in any one case or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 2.14 hereof, there are no decrees, injunctions or orders of any court or governmental department or agency outstanding against the Company with respect to the business.

         2.15. Compliance with Laws. (a) The Company has complied in all material respects with all applicable statutes, regulations, rules, orders, ordinances and other laws ("Laws") of the United States of America, all state, local and foreign governments and other governmental bodies and authorities, and agencies of any of the foregoing ("Governmental Authority") to which it is subject with respect to regulatory matters. The Company has maintained all material records required to be maintained by all governmental authorities and there are no presently existing circumstances known to the Company which would result or would be likely to result in violations of any such laws.

         (b) The Company is in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Authority (including, without limitation, Environmental Laws (as such term is hereinafter defined in Section 2.19) applicable to the business), except to the extent noncompliance would not have a Material Adverse Effect. Except as set forth on
Schedule 2.15(b), the Company has not


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received any notice or other communication to the effect that, or otherwise been advised that, it is not in compliance with any of such laws, and the Company has no reason to anticipate that any presently existing circumstances are likely to result in violations of any such laws which could, in any one case or in the aggregate, have a Material Adverse Effect.

         (c) The Company has not made, and, to the knowledge of the Company, no Personnel or representative of the Company or any person acting on behalf of the Company has made, directly or indirectly with respect to the Company's business, any bribes, kickbacks, or other illegal payments or illegal political contributions, illegal payments from corporate funds to governmental officials in their individual capacities, or illegal payments from corporate funds to obtain or retain business either within the United States or abroad.

         2.16. No Brokers. The Company has not entered into and will not enter into any agreement, arrangement or understanding with any person or firm which will result in the obligation of Purchaser to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby or any other transaction.

         2.17. Transactions with Certain Persons. Except as disclosed in the Financial Statements and on Schedule 2.17 hereto, no affiliate, shareholder., officer, director, employee or agent of the Company, or member of his or her immediate family, is presently a party to any material transaction with the Company relating to the business, including, without limitation, any contract, agreement or other arrangement (a) providing for the furnishing of services by,
(b) providing for the rental of real or personal property from, or (c) otherwise requiring payments to (other than services as officers, directors or employees) any such person or entity in which any such person has a substantial interest as a shareholder, officer, director, trustee, member, partner or similar status.

         2.18. Records. The records of the Company relating to the business have been maintained in all material respects in accordance with good business practices and, as applicable, in accordance with GAAP consistently applied. The minute books of the Company are correct, complete and current in all material respects.

         2.19 Environmental Matters. (a) No substance defined as or subject to regulation as hazardous substances, hazardous or toxic pollutants or hazardous wastes, in or pursuant to any of the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act of 1976, the Hazardous Materials Transportation Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Emergency Planning and Community Right-to-Know Act or in any other federal, state or local environmental law in effect on the Closing Date (collectively, "Environmental Laws"), including, irrespective of inclusion or exclusion from any of the aforementioned categories, crude oil or any substances derived from the fractional distillation of crude oil, polychlorinated biphenyls, asbestos-containing material, radioactive materials, pesticides, and any pharmaceutical products that exhibit any characteristics that would render such products a regulated hazardous waste if a waste (all


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of the above being collectively referred to herein as "Hazardous Materials")
have been or are stored, treated, disposed of, managed, generated, manufactured, produced, released (as defined in CERCLA Section 101(22)), emitted or discharged on, to, in, under or from the real property owned or leased by the Company relating to the business or disposed of at a location owned or operated by a third party pursuant to an arrangement for disposal.

         (b) The Company is in compliance in all material respects with all Environmental Laws and has obtained all environmental licenses, permits, approvals, registrations and authorizations (federal, state and local) material to the business. Except as set forth on Schedule 2.19(b), all such licenses, permits, approvals, registrations and authorizations will remain in full force and effect as of the Closing.

         (c) No governmental or private action, suit or proceeding to enforce or impose liability under any Environmental Laws is pending or, to the best of the Company's knowledge, threatened against the Company and, to the best of the Company's knowledge, no lien has been created on any real property owned or leased by the Company relating to the business, under any Environmental Laws.

         2.20. Investments. The Company does not own any capital stock, partnership interests or other equity interests in any corporation, partnership, joint venture, trust or other business association.

         2.21. Material Contracts and Other Agreements. Schedule 2.21 hereto discloses all material peering agreements, arrangements and relationships, collocate agreements, service swap agreements and local access agreements; all material vendor maintenance contracts; a written description of any and all material affinity, bounty and retail programs; all agreements containing covenants not to compete on the part of the Company or otherwise restricting the ability of the Company or any Management Stockholder in any material way to engage in the business of the Company as currently conducted; all material notes, mortgages, indentures, letters of credit, guarantees, performance bonds an other obligations and agreements and other instruments for or relating to any lending or borrowing (including assumed debt) entered into by the Company or pursuant to which any properties or assets of the Company are pledged or mortgaged as collateral; any employment or consulting agreement with any Stockholder or any present or former director, officer or employee of the Company which calls for annual compensation in excess of Fifty Thousand Dollars ($50,000); all agreements with independent sales representatives or contractors relating to the sale and distribution of the Company's products and services; all material personal property leases; and any other Contracts which are material to the Company. With respect to each such Contract, (1) such Contract is valid, binding and enforceable against the Company and, to the best knowledge of the Company and the Stockholders, and each other party thereto in accordance with its terms; (2) neither the Company nor, to the best knowledge of the Company and the Management Stockholders, and other party to such Contract is in material breach thereof or material default thereunder, and (3) there does not exist any event that, with the giving notice or the lapse of time or both, would constitute a material of or a material default under such Contract, and neither the Company nor the Management Stockholders has received or given notice of any such breach, default or


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event. None of the Company or the Stockholders is aware of any circumstances pursuant to which Purchaser's purchase of shares pursuant to the terms of this Agreement could reasonably be expected to materially and adversely affect the relationship of the Company with any party or parties to any Contract.

         2.22. Suppliers and Customers. Schedule 2.22 hereto sets forth the ten
(10) largest suppliers of goods and services of the Company for the fiscal year ended December 31, 1997 (the "Large Suppliers"), the amount of all payments made to each large Supplier for such fiscal year, the ten (10) largest customers, groups of related customers or bulk customers for the fiscal year ended December 31, 1997 (the "Large Customers"), and the amount of all payments made by such Large Customers for such fiscal year. The Company has a good business relationship with its Large Suppliers and Large Customers and no supplier is a sole source of supply of any good or service used by the Company. None of the Large Suppliers or Large Customers has canceled or otherwise terminated or threatened in writing to cancel or otherwise terminate, its relationship with the Company or since the Balance Sheet Date, decreased materially, or threatened to decrease or limit materially, it services, supplies or materials to the Company or its usage or purchase of the products or services of the Company. Neither the Company nor the Stockholders is aware of any circumstances pursuant to which Purchasers' purchase of shares pursuant to the terms of this Agreement could reasonably be expected to materially and adversely affect the relationship of the Company with any Large Supplier or Large Customer.

         2.23. Title to Assets. The Company owns or leases all tangible personal property necessary for the conduct of its business as presently conducted. Each such asset has been maintained in accordance with ordinary industry practice, is in good operating condition and is usable in the ordinary course of business, other than where any such failures individually or in the aggregate would not have a Material Adverse Effect. Except for Encumbrances arising under Contracts identified on Schedule 2.23 hereto and for other imperfections which individually or in the aggregate would not have a Material Adverse Effect and except for leased or licensed assets, the Company has good and marketable title to all of the owned tangible personal property used in the conduct of its business, free and clear of any and all Encumbrances. The Company has good and valid leasehold title to all leased tangible personal property leased by it from third parties, free and clear of all Encumbrances, except for imperfections individually or in the aggregate as would not cause a Material Adverse Effect.

         2.24. Disclosure. No representation or warranty by the Company or NYSERNet set forth in this Agreement, or any other agreement delivered in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make such representations and warranties not misleading.

         2.25. Exclusive Representations and Warranties. Other than the representations and warranties set forth herein, the Company is not making any other representation or warranty, express or implied, with respect to its business or operations.

         NYSERNet represents and warrants to the Purchasers as follows:

         2.26. Corporate Organization. NYSERNet is duly organized, validly existing and in good standing under the laws of the State of New York, with all requisite power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted.

         2.27. Authority Relative to Agreement. NYSERNet has the full power and authority to execute and deliver this Agreement and each of the Ancillary Agreements, to the extent it is a party thereto, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated on its part hereby and thereby. This Agreement and each of the Ancillary Agreements, to the extent NYSERNet is a party thereto, have been duly executed and delivered by NYSERNet and constitute the legal, valid and binding obligations of NYSERNet, enforceable against NYSERNet in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         2.28. No Violations or Consents. Except as set forth on Schedule 2.28 hereto, the execution, delivery and performance of this Agreement and each of the Ancillary Agreements by NYSERNet, to the extent NYSERNet is a party thereto, and the consummation by it of the transactions contemplated hereby and thereby will not (a) violate or conflict with any provision of any law applicable to NYSERNet by which any property or asset of it is bound or (b) require the consent, waiver, approval, license or authorization of or any filing by NYSERNet with any public authority.

         2.29. Ownership. NYSERNet has good and marketable title in and to the shares (the "NYSERNet Shares") set forth opposite its name on Schedule 2.1 hereto. The NYSERNet Shares are, and on the Closing Date will be, free and clear of any and all Encumbrances. At the Closing, upon consummation of the transactions contemplated by this Agreement, Purchasers will acquire good and marketable title to the NYSERNet Shares, free and clear of any and all Encumbrances.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

         Each Purchaser represents and warrants to the Company as follows:

         3. 1. Corporate Organization. Such Purchaser is duly organized, validly existing and in good standing under the laws of its state of formation, with all requisite power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted.

         3.2. Authority Relative to Agreement. Such Purchaser has the full power and authority to execute and deliver this Agreement and each of the Ancillary Agreements, to the extent it is a party thereto, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated on its part hereby and thereby. This Agreement and each of the Ancillary Agreements, to the extent such Purchaser is a party thereto, have been duly executed and delivered by such Purchaser and constitute the legal, valid and binding obligations of such Purchaser, enforceable against such Purchaser in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3.3. No Violations or Consents. The execution, delivery and performance of this Agreement and each of the Ancillary Agreements by such Purchaser, to the extent such Purchaser is a party thereto, and the consummation by it of the transactions contemplated hereby and thereby will not (a) violate or conflict with any provision of any law applicable to such Purchaser or by which any property or asset of it is bound or (b) require the consent, waiver, approval, license or authorization of or any filing by such Purchaser with any public authority.

         3.4. Securities Act Representation. Such Purchaser hereby represents, acknowledges, covenants and agrees as follows: (i) the Initial shares acquired hereunder are being acquired for such Purchaser's own account for investment purposes only and not with a view to any resale in violation of the Securities Act of 1933, as amended (the "Securities Act") or any state securities or "blue sky" law; (ii) the Initial Shares have not been registered under the Securities Act or any state securities or "blue sky" law (iii) such Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act; and (iv) such Purchaser has been afforded an opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the terms of this Agreement, the transactions contemplated hereby and as set forth in the Exhibits attached hereto and such Purchaser's purchase of the Initial shares.

         3.5. Further Representations. IXC hereby represents, acknowledges, covenants and agrees as follows: (i) the IRU and Stock Purchase Agreement dated as of July 22, 1997, as amended (the "PSINet Agreement"), by and between IXC and PSINet Inc. ("PSI") and the Contribution Agreement dated as of December 22, 1997 by and between IXC and IXC Carrier Inc. ("Carrier") (the "Fiber Agreement") are in full force and effect, (ii) IXC owns of record or beneficially at least fifty percent (50%) of the approximately 20% interest in common stock of PSI received under the PSINet Agreement (a total of approximately 10 million shares), which has as of April 15, 1998 a market value of not less than $60 million, (iii) IXC owns an IRU in two fibers over a significant portion of the network of Carrier, as set forth in the Fiber Agreement and (iv) IXC shall not transfer any of its assets to any other entity including any Affiliate of IXC with the intent of avoiding its obligations hereunder or under the Option Agreements contemplated hereby.

                                   ARTICLE 4
                                   INDEMNITY

         4.1. Indemnification by Purchasers. (a) Each Purchaser agrees to indemnify the Stockholders against, and hold each Stockholder harmless from, any and all Damages (as defined in Section 4.3 below) arising out of the breach of any representation, warranty, covenant or agreement of Purchasers contained herein or as set forth in the Exhibits attached hereto. Notwithstanding the foregoing, Purchasers shall not be liable to the Stockholders under this Section 4.1(a) for any Damages arising out of the breach of any representation or warranty of Purchasers herein or as set forth in Exhibits attached hereto unless and until the aggregate amount of all such Damages exceeds $100,000 ("Purchasers' Threshold Amount"), in which case Purchasers shall be required to indemnify the Stockholders for the amount of such Damages above the Purchasers' Threshold Amount.

         (b) The Stockholders agree to give each Purchaser prompt written notice of any action by or in respect of a third party of which they have actual knowledge concerning any Damage as to which they may request indemnification hereunder. Purchasers shall have the right to direct, through counsel of their choosing, the defense or settlement of any such action (provided that Purchasers shall have first acknowledged their indemnification obligations hereunder specifically in respect of such action) at their own expense, which counsel shall be reasonably satisfactory to the indemnified party or parties. If Purchasers elect to assume the defense of any such action, the indemnified party or parties may participate in such defense, but in such case the expenses of the indemnified party or parties incurred in connection with such participation shall be paid by the indemnified party or parties. The indemnified party or parties shall cooperate with Purchasers in the defense or settlement of any such action. If Purchasers elect to direct the defense of any such action, the indemnified party or parties shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted Damages, unless (i) each Purchaser consents in writing to such payment, (ii) each Purchaser withdraws from the defense of such asserted Damages, or (iii) a final judgment from which no appeal may be taken by or on behalf of Purchasers is entered against such indemnified party for such Damages. If Purchasers shall fail to defend, or if, after commencing or undertaking any such defense, Purchasers (i) fail to prosecute or (ii) withdraw from such defense, the indemnified party or parties shall have the right to undertake the defense or settlement thereof at Purchaser's expense.

         4.2. Indemnification by the Company and NYSERNet. (a) The Company and NYSERNet agree to indemnify each Purchaser against and hold each Purchaser harmless from any and all Damages of such Purchaser arising out of the breach of any representation, warranty, covenant or agreement of the Company contained herein. NYSERNet also agrees to indemnify each Purchaser against and hold each Purchaser harmless from any and all Damages of such Purchaser arising out of the breach of any representation, warranty, covenant or agreement of NYSERNet contained herein. Notwithstanding the foregoing, neither the Company nor NYSERNet shall be liable to Purchasers under this Section 4.2 (a) for any Damages arising hereunder unless and until the aggregate amount of all such Damages exceeds $100,000 (the "Company's and

NYSERNet's Threshold Amount"), in which case (i) the Company and NYSERNet shall be required to indemnify Purchasers for the amount of such Damages above the Company's and NYSERNet's Threshold Amount, and (ii) the aggregate liability of the Company and NYSERNet under this Section 4.2 (a) shall not exceed 10% of the total amount of the Purchase Price received by such person pursuant to this Agreement.

         (b) Each Purchaser agrees to give the Company and NYSERNet prompt written notice of any action by or in respect of a third party of which it has actual knowledge concerning any Damages as to which it may request indemnification hereunder. The Company and NYSERNet shall have the right to direct, through counsel of their own choosing, the defense or settlement of any such action (provided that the Company and NYSERNet shall have first acknowledged their indemnification obligations hereunder specifically in respect of such action) at their own expense, which counsel shall be reasonably satisfactory to Purchasers. If the Company and NYSERNet elect to assume the defense of any such action, Purchasers may participate in such defense, but in such case the expenses of Purchasers incurred in connection with such participation shall be paid by Purchasers. Purchasers shall cooperate with the Company and NYSERNet in the defense or settlement of any such action. If the Company and NYSERNet elect to direct the defense of any such action, Purchasers shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted Damages, unless the Company and NYSERNET (i) consent in writing to such payment, (ii) the Company and NYSERNet withdraw from the defense of such asserted Damages, (iii) a final judgment from which no appeal may be taken by or on behalf of the Company and NYSERNet is entered against Purchasers for such Damages. If the Company and NYSERNet (i) fail to defend, or if, after commencing or undertaking any such defense, the Company and NYSERNet fail to prosecute or (ii) withdraw from such defense, Purchasers shall have the right to undertake the defense or settlement thereof at the Company's and NYSERNet's expense.

         4.3. Damages. "Damages" shall mean any claim, demand, loss, liability, damage or expense, including without limitation, interest, penalties and reasonable attorneys', accountants' and experts' fees and costs of investigation incurred as a result thereof. The term "Damages" shall not be limited to matters asserted by third parties against the indemnified party, but shall also include Damages sustained or incurred by the indemnified party in the absence of third party claims. In particular, in the event of the existence or occurrence of a fact or event which is not disclosed on the disclosure schedules and which constitutes a breach of a representation or warranty by the Company or NYSERNet, the Damages relating to such breach for IXC or GHI, respectively, shall be deemed equal to the product of: (1) the Detriment (as defined) to the Company with respect to such breach, and (2) IXC's or GHI's Ownership Percentage (as defined). "Detriment" shall mean the dollar value of the negative effect on the Company of the existence or occurrence of the fact or event constituting the breach, e.g., in the event an undisclosed liability for $100,000 exists, the Detriment is $100,000. "Ownership Percentage" shall mean the percentage of the outstanding shares of the Company's common stock purchased hereunder by IXC or GHI, as applicable.

         4.4. General Indemnification Provisions. If the indemnifying party is controlling the defense of an action, the indemnifying party will not, without the prior written consent of the indemnified party or parties, enter into any settlement of such action which could reasonably be expected to lead to liability or create any financial or other obligation on the part of the indemnified party or parties. If the indemnified party or parties are controlling the defense of an action, the indemnified party or parties will not enter into any settlement of such action without the consent of the indemnifying party, which consent shall not be unreasonably withheld. The controlling party shall deliver, or cause to be delivered, to the other party or parties copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of any such action and timely notices of, and the right to participate in any hearing or other court proceeding relating to such action.

         4.5. Company and Management Stockholders' Representations and Warranties. Purchasers' review of the books and records of the Company shall not be deemed to constitute actual knowledge so as to reduce Purchasers' right to rely on the Company's and the Management Stockholders' representations and warranties contained herein.

                                    ARTICLE 5

                                  THE CLOSING

         5. 1. Conduct Prior to the Closing. (a) From and after the date of this Agreement until the earlier to occur of (i) the Closing Date or (ii) the termination of this Agreement by mutual consent of the parties hereto, except as expressly contemplated by this Agreement or as consented to by the Purchasers, neither the Company, NYSERNet nor any Management Stockholder shall take any action inconsistent with the terms of this Agreement or which would cause any representation or warranty hereunder not to be true as of the Closing Date.

         (b) Access to Information and Documents, Confidentiality. From and after the date of this Agreement, the Company shall give each Purchaser and such Purchaser's attorneys, accountants and other representatives full access to its properties, documents, books and records and shall furnish each Purchaser with such information concerning the Company as such Purchaser may reasonably request. Each Purchaser acknowledges and agrees that (i) the information it has obtained and will obtain concerning the Company's business is confidential and belongs to the Company, and (ii) such Purchaser will hold and will cause its officers, directors, attorneys, accountants and agents to hold all such confidential information in confidence and will use, and cause such other persons to, use such information solely in connection with such Purchaser's investment in the Company.

         (c) Best Efforts to Satisfy Closing Conditions. The Company and each Purchaser shall use best efforts to cause the closing conditions set forth below to be satisfied as soon as practicable following the execution hereof.

         5.2. Closing. The Closing shall be held on May _, 1998 at 10:00 a.m. at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, or at such other time and place mutually agreeable to the parties hereto.

         5.3. Conditions of the Obligations of the Purchasers. The obligation of each Purchaser to purchase the Initial Shares is subject to the fulfillment or waiver of each of the following conditions on or before the Closing Date:

         (a) Representations and Warranties. The representations and warranties of the Company, NYSERNet and the Management Stockholders herein shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

         (b) Performance. The Company, NYSERNet and the Management Stockholders shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing Date.

         (c) Proceedings, Documents and Approval. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request. Any required governmental consent or approval shall have been obtained.

         (d) Employment and Non-Competition Agreements. Each of the following persons shall have executed and delivered to the Company an Employment and Non-Competition Agreement in the Form of Exhibit F hereto: Messrs. Mandelbaum, Buckel, Luckett, Martin and Oros.

         (e) Stockholders' Agreement. The Company, NYSERNet, the Management Stockholders and Harrison shall have executed and delivered the Stockholders' Agreement.

         (f) Registration Rights Agreement. The Company, NYSERNet, the Management Stockholders and Harrison shall have executed and delivered the Registration Rights Agreement.

         (g) Option Agreements. Each Management Stockholder and Harrison shall have executed and delivered to Grumman Hill and IXC an Option Agreement.

         (h) New York State Requirements. Other than those required generally of New York State corporations, no limitations, consents or requirements relating to the Company or NYSERNet's interest in the Company, including but not limited to the Attorney General's consent, shall remain in effect at the Closing Date.

         (i) Preferred Stock Rights. The Company shall have delivered to the Purchasers for filing with the Secretary of State of New York a Restated Certificate of

Incorporation in the form of the Certificate filed on March 12, 1998 except that Sections 4, 5.02 and 6 shall be deleted therefrom and other sections shall, as required, be appropriately renumbered to reflect such deletions.

         5.4. Conditions of the Obligations of the Company. The obligation of the Company to sell Shares to each Purchaser is subject to the fulfillment or waiver of each of the following conditions on or before the Closing Date:

         (a) Representations and Warranties. The representations and warranties of each Purchaser hereunder shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

         (b) Performance. Each Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with on or before the Closing Date.

         (c) Approvals. Any required governmental consent or approval shall have been obtained.

         5.5. Conditions of the Obligations of NYSERNet.

         The obligation of NYSERNet to sell Shares to each Purchaser is subject to the fulfillment or waiver of each of the following conditions on or before the Closing Date:

         (a) Representations and Warranties. The representations and warranties of each Purchase hereunder shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

         (b) Performance. Each Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with on or before the Closing Date.

         (c) Proceedings, Documents and Approval. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request. Any required governmental consent or approval shall have been obtained.

         (d) Stockholders' Agreement. Grumman Hill and IXC shall have executed and delivered the Stockholders' Agreement.

         (e) Registration Rights Agreement. Grumman Hill and IXC shall have executed and delivered the Registration Rights Agreement.

         (f) Option Agreements. Grumman Hill and IXC shall have executed and delivered an Option Agreement for each of the Management Stockholders and Harrison.

         5.6. Deliveries by the Company, NYSERNet. On the Closing Date, the Company, NYSERNet and the Management Stockholders (to the extent each is a party thereto) shall deliver the following:

         (a) Certificates representing all of the Initial Shares, registered in the name of the Purchasers and, as to those registered in the name of NYSERNet, duly endorsed by NYSERNet, for transfer to Purchasers (two-thirds to IXC and one-third to Grumman Hill) or accompanied by an assignment duly executed by NYSERNet and any other documents that are necessary to transfer to Purchasers good and marketable title to all of the Initial Shares;

         (b) Evidence of the Company and NYSERNet having obtained the licenses, permits, authorizations, consents and approvals set forth on Exhibit G hereto;

         (c) Executed copies of the Stockholders' Agreement and Registration Rights Agreement and Option Agreements;

         (d) A legal opinion from Dewey Ballantine LLP, legal counsel for the Company, and of Underberg & Kessler, LLP, legal counsel for NYSERNet, each dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers.

         5.7. Deliveries by Purchasers. On the Closing Date, Purchasers shall deliver the following:

         (a) Cash by wire transfer to each of the sellers of the Initial Shares set forth on Exhibit A hereto, in the amount set forth opposite each of such persons' names.

         (b) Executed copies of the Stockholders' Agreement, Registration Rights Agreement and all Option Agreements.

         5.8 Further Assurances. NYSERNet and the Company, at any time on or after the Closing Date, will execute, acknowledge and deliver any further assignments and other assurances, documents and instruments of transfer, reasonably requested by Purchaser, and will take any other action that may be reasonably requested by Purchasers, for the purpose of assigning, transferring and confirming to Purchasers, or reducing to possession, any or all of the Initial Shares purchased hereunder.

                                    ARTICLE 6
                         ADDITIONAL COVENANTS OF PARTIES
                         -------------------------------

         6.1. Governmental Filings. To the extent necessary to complete all contemplated transactions under this Agreement and the Option Agreements entered into on the Closing Date, the Purchasers, NYSERNet, the Company and the Management Stockholders, as applicable, undertake and covenant to use their best efforts to file any required applications and filings with any governmental authorities, including but not limited to any initial, renewal or extension filings under the Hart-Scott-Rodino Antitrust Improvements Act, and to obtain all necessary consents, approvals and permits and to meet all required waiting periods thereunder in a timely fashion in order to permit the transactions contemplated by this Agreement to occur and in any event prior to the time that the "put" provided for in the Option Agreements is first exercisable and thereafter throughout the entire period the "put" is exercisable.

         6.2. Right of First Offer. (a) At any time from the Closing under this Agreement until the time that any class of the Company's equity securities are registered under the Securities and Exchange Act of 1934, as amended, in the event that the Company desires to enter into negotiations to issue, sell or otherwise transfer any of its capital stock or securities exercisable for, or exchangeable into capital stock (the "Offered Stock") to any person, it shall promptly so notify Grumman Hill, IXC, NYSERNet and the Management Stockholders (other than Richard Mandelbaum) (the "Offerees") and shall offer to sell to each of the Offerees (the "Offer") its pro rata share (as defined below) of the Offered Stock it desires to sell at the price, and on the terms and conditions, upon which the Company would be willing to sell the Offered Stock to that person. In the event that the consideration to be paid by such person is not cash, the Board shall determine in good faith an equivalent cash price and the Offerees, at their option, can choose to pay the equivalent cash price, or, if practicable, to pay consideration of the same or similar kind to that which such person will pay. At any time during the first seven (7) days following receipt of the Offer, the Offerees may notify the Company that they exercise their right to purchase their pro rata portion of the Offered Stock (based on the respective Offeree's percentage ownership of the Company's capital stock computed on a basis that assumes full exercise of (i) all employee stock options and (ii) the put option in the Option Agreements referred to herein) on the same terms and conditions as are specified in the Offer (an "Acceptance Notice").

         If the Company shall not receive any Acceptance Notice or shall not receive Acceptance Notices sufficient to sell all of the Offered Stock, it shall have the right to sell any remaining shares of the Offered Stock to any person or entity at a price equal to the price set out in the Offer, and upon such other terms and conditions as are no less favorable to the Company than those set out in the Offer; provide, however, that none of such terms and conditions shall violate any provision of this Agreement and such sale must be consummated within ninety (90) days from the date of the Offer.

         (b) With respect to each purchase of Offered Stock by the Offerees under this Section 6.2, the closing therefor shall be held at 10 a.m. at the principal office of the Company on the date determined in accordance with
Section 6.2(a) hereof. The purchase price for the Offered Stock shall be paid in full at such closing in cash or by certified check payable to the order of the Company against delivery of the appropriate stock certificates or instruments evidencing such Offered Stock, duly endorsed or with duly executed stock powers attached thereto. Stock delivered at each closing hereunder shall be free and clear of all liens, charges and encumbrances, and all title thereto, and all rights and privileges of ownership thereof, immediately shall be vested in the purchaser thereof. The purchaser shall pay all transfer taxes, and all requisite transfer tax stamps shall be duly affixed to the stock certificates at the time of delivery.

         (c) The first offer rights of the Offerees pursuant to this Section 6.2 shall not apply to securities issued, (A) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock, (B) pursuant to subscriptions, warrants, options, convertible securities, or other rights outstanding as of the date hereof, (C) options for employees, directors or consultants issued post Closing provided such options are solely for non-voting stock, (D) pursuant to a firm commitment underwritten public offering, and (E) upon the exercise of any right which was not itself issued in violation of the terms of this Section 6.2. In the event stock options are issued post Closing for shares of the Company's voting stock, the right of first offer under this Section 6.2 shall apply such that the Offerees may acquire their pro rata amount of the shares into which the options are exercisable at the option issuance date upon payment of the aggregate exercise price for said shares but shall have no right to acquire actual options themselves. This right must be exercised, if at all, within seven (7) days following receipt of the Offer for said shares.

         (d) The right of first offer set forth in this Section 6.2 is not transferable by any party other than Grumman Hill which shall be permitted to assign its right of first offer rights herein to (i) one or more of its limited partners, (ii) any affiliated fund, i.e. an investment partnership with the same or an affiliated general partner or manager as Grumman Hill, or (iii) IXC or an affiliate of IXC, provided, however, that in such case, the rights would only be assignable to the extent that assuming the exercise of the transferred rights, IXC and its affiliates would beneficially own not more than 49.9% of the outstanding equity of the Company unless such transfer has received the prior unanimous consent of the Company's Board of Directors.

         6.3 Right of First Refusal At any time after the Closing under this Agreement and for so long as IXC owns a minimum of the number of shares (subject to adjustment in the event of stock splits, combinations, other recapitalization, stock dividends and similar events) acquired from the Company and NYSERNet under the Agreement, in the event that the Company (or any subsidiary thereof) develops a need for broadband or private-line services, the Company will provide written notice to IXC of the nature of the Company's requirements as soon as is reasonably practicable. IXC shall have the exclusive right to provide all, or any portion of, such broadband or private-line services to the Company so long as the price charged by IXC to the Company for such services is competitive with the prices and discounts of other providers for a similar amount of similar services. If the Company is able to obtain a quote for a similar amount of broadband or private-line services from another provider at less than the price then being quoted by IXC, then IXC shall not have the right to provide such services to the Company unless it is willing to provide those services at the price quoted by such other provider.

         6.4. Irrevocable Proxy NYSERNet hereby grants to IXC and Grumman Hill an irrevocable proxy with full power of substitution and revocation pursuant to the provisions of Section 609 of the New York Business Corporation Law (the "Proxy") to vote, and to execute and deliver written consents or otherwise act with respect to 252,000 shares of the Company's Common Stock reduced by the amount of the shares of the

Company's common stock acquired after the date of this Agreement by IXC and Grumman Hill from the Company or from any stockholders of the Company for the duration of the Initial Option Period (as this term is defined in the Option Agreement attached hereto as Exhibit C), with such proxy exercisable by IXC with respect to two thirds the shares of stock and by Grumman Hill with respect to one third of the shares of stock. NYSERNet hereby affirms that the Proxy is given as a condition of this Agreement and as such is coupled with an interest and is irrevocable.

                                    ARTICLE 7

                                 MISCELLANEOUS

         7.1. Survival. All of the representations and warranties set forth in this Agreement and the provisions of Section 7.9 shall terminate and be extinguished on the first anniversary hereof.

         7.2. Notices. All notices, requests, demands and other communications made under this Agreement shall be in writing, correctly addressed to the recipient at the addresses set forth under such recipient's signature on the signature page hereto and shall be deemed to have been duly given; (a) upon delivery, if served personally on the party to whom notice is to be given; (b) on the date of receipt, refusal or non-delivery indicated on the receipt if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid, or by air courier; or (c) on confirmation of receipt if delivered by facsimile transmission, provided the original thereof is sent by mail, in the manner set forth above, within the next business day after the facsimile transmission is sent. Any party may give written notice of a change of address in accordance with the provisions of this
Section 7.2 and after such notice of change has been received, any subsequent notice shall be given to such party in the manner described at such new address.

         7.3. Headings, Agreement. The headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The term "Agreement" for purposes of representations and warranties hereunder shall be deemed to include the Schedules and Exhibits hereto.

         7.4. Publicity. So long as this Agreement is in effect, unless otherwise required by applicable law, the parties hereto shall not, and shall cause their affiliates not to, issue or cause the publication of any press release or other announcement with respect to the transactions contemplated by this Agreement or this Agreement without the consent of the other parties, which consent shall not be unreasonably withheld or delayed.

         7.5. Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement among the parties and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof

         7.6. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefits of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder (except as permitted by the terms of Section 6.2(d) hereof) shall be assigned by any of the parties hereto without the prior written consent of the other parties, provided that Purchasers shall be permitted to assign this Agreement to any respective affiliate thereof without the prior written consent of the Company or NYSERNet. For this purpose, however, Grumman Hill and IXC shall not be considered as affiliates of each other.

         7.7. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

         7.8. Governing Law and Choice of Forum. The validity, construction and performance of this Agreement, and any action arising out of or relating to this Agreement or any of the Ancillary Agreements, shall be governed by the laws, without regard to the laws as to choice or conflict of laws, of the State of New York.

         7.9. Cumulative Remedies. No remedy made available hereunder by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. Notwithstanding the foregoing, the parties have agreed that the indemnification provisions contained in Sections 4.1 and 4.2, above, shall be the sole and exclusive remedies of the parties with respect to the breach by the other parties of any representation, warranty, covenant or agreement herein, except in the case of party who has committed a fraud in respect thereto.

         7.10. Third-Party Beneficiaries. This Agreement is not intended to confer upon any other person any rights or remedies hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by an individual thereunto duly authorized, all as of the date first written above.

IXC INTERNET SERVICES, INC.

By: /s/ Ben L. Scott
    ------------------------
    Name: Ben L. Scott
    Title: Chairman & CEO

Address:
1122 Capital of Texas Hwy S.
Austin, Texas 78746-6426
Attn: Jeffrey C. Smith, Esq.

With a copy to:
Michael P. Whalen, Esq.
Riordan & McKinzie
695 Town Center Drive, Suite 1500
Costa Mesa, California 92626

GRUMMAN HILL INVESTMENTS III, L.P.

By: Grumman Hill Group LLC, general partner

By: /s/ James T. Kelsey
    ------------------------
    Name: James T. Kelsey
    Title:

With a copy to:
Michael P. Whalen, Esq.
Riordan & McKinzie
695 Town Center Drive, Suite 1500
Costa Mesa, California 92626

APPLIED THEORY
  COMMUNICATIONS, INC.

By: /s/ Richard Mandelbaum
    ------------------------
    Name: Richard Mandelbaum
    Title: President & CEO

Address:
125 Elwood Davis Road
Syracuse, NY 13212
Attention: Chief Financial Officer

With a copy to:
Frank E. Morgan, II
Dewey Ballantine LLP
1301 Avenue of the Americas
New York, New York 10019

STOCKHOLDERS

/s/ Richard Mandelbaum
------------------------
Richard Mandelbaum

/s/ David Buckel
------------------------
David Buckel

/s/ James Luckett
------------------------
James Luckett

/s/ Denis J. Martin
------------------------
Denis Martin

/s/ Mark Oros
------------------------
Mark Oros

With a copy to:
Frank E. Morgan, II, Esq.
Dewey Ballantine LLP
1301 Avenue of the Americas
New York, New York 10019

NYSERNET.NET, INC.

By: /s/ Richard Mandelbaum
    ------------------------
Name: Richard Mandelbaum
Title: Chairman




c/o Robert F. Mechur, Esq.
Underberg & Kessler, LLP
1800 Chase Square
Rochester, NY 14604


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